UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMA Tech

(Exact name of registrant as specified in its charter)

Wyoming	7372	61-2081994
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

Liliia Havrykh

34 N Franklin Ave 687

Pinedale, WY 82941, United States

+12294614110

ceo@ima.gg

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer ☐

Non-accelerated filer ☐

(Do not check if a smaller reporting company)

Accelerated filer ☐

Smaller reporting company ☒

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price (1)	Amount of Registration Fee
Common stock, par value $0.001 per share	4,000,000	$0.03	$120,000	$14

 (1) Estimated solely for calculating the registration fee pursuant to Rule 457(a).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The issuer will sell the Common Stock being registered in this offering at a fixed price of $0.03 per share, until the securities are quoted on the OTC or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange. It is possible that the Company’s shares may never be quoted on the OTC or listed on an exchange.

SUBJECT TO COMPLETION, DATED OCTOBER 27, 2023

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS IMA Tech 4,000,000 Shares of Common Stock

This is the initial offering of Common Stock of IMA Tech, a Wyoming corporation (the “Company”). No public market currently exists for the securities being offered. In a best efforts offering, we are registering for sale 4,000,000 shares of Common Stock at a fixed price of $0.03 per share. The estimated total offering costs are approximately $10,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we are to retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best-efforts basis. Our President, Liliia Havrykh, will attempt to sell the shares. This offering is being made with no involvement of any underwriters or broker-dealers.

This Prospectus is to permit our President to sell the shares directly to the public, without commission or remuneration payable to her for any shares she may sell. Ms. Havrykh will sell all the shares registered herein on behalf of the Company.

In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. All funds that we raise from the offering will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from the sale of Shares in the Offering in an escrow, trust or similar account. Any proceeds will be available to the Company for its immediate use upon receipt.

As of the date of this filing, Liliia Havrykh, our sole officer and director, beneficially owns 100% of our outstanding shares of Common Stock, representing 100% of the voting power of our Company. As such, we are a “controlled company” within the meaning of the marketplace rules of the Nasdaq Stock Market. As a result, Liliia Havrykh will have the ability to influence the outcome of matters submitted to our stockholders for approval, including the election of directors and approval of significant corporate transactions. While Liliia Havrykh continues to control 100% of the voting power in our Company, Liliia Havrykh will have effective control over the Company.

Following the completion of this offering, IMA Tech anticipates that Liliia Havrykh, will continue to hold a substantial amount of the voting power and exercise significant control over the Company. If no shares are sold in this offering, Liliia Havrykh will continue to hold 100% of the shares issued. If all 4,000,000 shares are sold, Liliia Havrykh will hold 50% of the outstanding Common Stock.

For additional information, see “Our Management”, in addition to the other information contained elsewhere in this prospectus.

The shares will be offered at a fixed price of $0.03 per share for a period of three hundred and sixty-five (365) days from the effective date of this Prospectus, unless extended by our Board of Directors for an additional 90 days.

The offering will terminate on the earlier of (i) the end of the offering period (365 days from the effective date of this Prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) the date the Board of Directors decides that it is in the best interests of the Company (to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

IMA Tech has recently started its operations. To date, we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment.

There is no market for our securities, nor has there ever been. A public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not yet traded on any exchange or on the over-the-counter market. Upon the effectiveness of the Registration Statement relating to this Prospectus, we intend to ask a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) for our Common Stock to be eligible for trading on the Over-the-Counter Markets.

In order to be eligible for quotation, issuers must remain current in their quarterly and annual filings with the Securities and Exchange Commission (“SEC”). In case we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Markets. We have not yet engaged a market maker who would agree to file such an application. There is no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will ever develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

We are not a “shell company”. Currently, we do not have plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person. At this time, the Company, the Company’s sole officer and director, and any and all related parties to the Company, do not intend for the company, once it is reporting, to be used as a vehicle for a private company to become a reporting company.

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this Prospectus involve a high degree of risk. You should consider the risk factors beginning on page 12 before purchasing our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 27, 2023.

TABLE OF CONTENTS

Prospectus Summary	8
Risk Factors	12
Cautionary Note Regarding Forward-Looking Statements	25
Use of Proceeds	27
Capitalization	29
Dilution	29
Market for Common Equity and Related Stockholder Matters	30
Description of Business	31
Management’s Discussion and Analysis of Financial Condition and Results of Operations	35
Plan of Operation	37
Our Management	40
Security Ownership of Certain Beneficial Owners and Management	42
Certain Relationships and Related Party Transactions	42
Description of Capital Stock	43
Plan of Distribution	44
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	47
Legal Opinion	48
Experts	48
Interests of Named Experts and Counsel	48
Legal proceedings	48
Additional Information	48
Index to Audited Financial Statements	50
Report of Independent Registered Public Accounting Firm	F-1
Part II – Information Not Required in Prospectus	73
Signatures	77

Unless otherwise specified, the information in this Prospectus is set forth as of October 27, 2023 and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, about the offer contained in this Prospectus. If any person gives you any information or makes representations about this offer, do not rely on it as information we have authorized. This Prospectus is not an offer to sell our Common Stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

The following summary highlights selected information from this Prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire Prospectus carefully, including the financial statements and the related notes beginning on page F-1. This Prospectus contains forward-looking statements and information relating to IMA Tech. See Cautionary Note Regarding Forward-Looking Statements on page 25.

As used in this Prospectus, references to the “Company,” “we,” “our”, “us” or “IMA” refer to IMA Tech unless the context otherwise indicates.

As of the date of this Prospectus, there is no public trading market for our Common Stock and no assurance that a trading market for our securities will ever develop or, if developed, will be sustained.

The following summary highlights selected information contained in this Prospectus. Before making an investment decision, you should read the entire Prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

IMA Tech was incorporated under the laws of the State of Wyoming, U.S. on March 29, 2023. As of the day of this prospectus IMA Tech has not yet generated any revenue. Our office space is located at 34 N Franklin Ave 687, Pinedale, WY 82941, USA. Our telephone number is + 12294614110.

We plan to expand the development of a website featuring digital avatars specializing in different fields. We anticipate completing the website development by December 2023.

Upon its finalization, the website will provide a range of customizable avatars accessible through individual user accounts. The website will include; personalized voice avatar choices, support for up to 40 languages, and a catalog featuring 100 avatar designs.

We intend to use the net proceeds from this offering to develop our product and business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $30,000 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate substantial revenue in the first 12 months after completion our offering or ever generate any additional revenue.

From inception (March 29, 2023) until the date of this filing, we have had limited operating activities. Our financial statements for the period from inception to April 30, 2023 and for the three months ended July 31, 2023, reports no revenue and a net loss of $31 and $9,719, respectively. Our independent registered public accounting firm has issued an audit opinion for IMA Tech, which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and developed business-model of our company.

Our company's business model centers on developing and operating a website featuring digital avatars. We are actively progressing with the development of this website, aiming for its completion by December 2023, which will serve as the primary platform for our digital avatars. Users will have access to a wide array of customizable avatars through individual accounts, enabling personalization and interaction through digital personas. Additionally, our website will provide multilingual support for up to 40 languages, ensuring a seamless experience for users from diverse linguistic backgrounds. Furthermore, users will have the ability to create video presentations, depending on their objectives.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $30,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $30,000, our business may fail. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012, and will be subject to reduced public company reporting requirements. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see risk factor “As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements” on page 12 of this Prospectus.

Our Company

The Company specializes in developing digital avatars using a unique blend of Artificial Intelligence, and Database niche. Our technology can be applied to various industries and can be customized to meet specific business needs. Through the utilization of AI-powered avatars, we synergize Artificial Intelligence for image and video generation, and a specialized Database niche of avatars and voices, resulting in captivating interactive experiences.

Our AI models have been developed iteratively using advanced machine learning techniques and neural networks. Training neural network models involved selecting an appropriate model architecture. In our case, we utilized the StyleGAN architecture for image generation, implemented using TensorFlow. This choice was made based on our project's specific requirements. We also defined a loss function to optimize and prepared a labeled dataset for training. Data preprocessing of the 'LFW dataset' included data splitting, feature transformation, data cleansing, and unit conversion to create a dataset customized to our AI model's needs, enhancing its accuracy and performance.

For training AI models, we developed and configured the training code using TensorFlow. This powerful deep learning framework allowed us to efficiently train our models. The model was trained by iteratively adjusting its parameters using backpropagation and gradient descent on the dataset. The trained model was then evaluated on validation data to ensure its effectiveness, and fine-tuning was applied as needed to achieve optimal performance.

The development process starts with the collection of a diverse dataset, which includes images, videos, and relevant metadata. One notable dataset we utilized is the "LFW Dataset," a publicly available collection of labeled faces. Our neural network models undergo training using this curated dataset. It's essential to clarify that open-source datasets like the LFW Dataset are employed solely as foundational references during the training phase. We do not integrate open-source materials into our AI models; they are only used for initial training. During the development process, we divide the data into 'train' and 'validation' sets, perform feature transformations, remove extraneous data, and convert measurements to more convenient units. Additionally, we configure model instances with specific hyperparameters. Subsequently, we conduct model training and compare the results with ground truth data.

Our AI models provide flexible functionality, allowing users to enhance business presentations, video presentations, ads voices, and even assist in education by visualizing and providing audio accompaniment through an interactive avatar. The digital avatars can be used to prepare and generate video presentations without the need for user intervention. While our AI models are currently in use and continuously improved, we acknowledge that future developments are aspirational and subject to ongoing research and development efforts. We recognize the inherent uncertainties in technology development and potential challenges that may arise.

We harness AI technologies to create and refine our digital avatars. Our Company worked with the open-source Labeled Faces in the Wild (LFW) Dataset and the neural network StyleGAN for this purpose. StyleGAN, an open-source generative adversarial network (GAN), has been tailored for high-fidelity image synthesis. It boasts the capability to generate a spectrum of visually striking images while maintaining control over stylistic elements and attributes. Through the incorporation of the LFW Dataset and StyleGAN, we've achieved the production of avatars that bear resemblance to human faces. This synergistic fusion of data and neural architecture empowers us to create avatars that are both realistic and customizable.

The AI models used by our company were not solely developed by our officer. The training process involved utilizing the 'LFW dataset,' which is an open-source dataset publicly available for research purposes. In addition to custom code developed by our Company and contributions from external developers, we also employed pre-selected algorithms and techniques for the training process, which leveraged the data from the LFW dataset. These models were further fine-tuned and customized to our company's specific needs, ensuring their effectiveness in our projects.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. After the effective date of the Registration Statement relating to this Prospectus, we hope to ask a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) for our Common Stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such a quotation service or that any market for our stock will develop.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our Common Stock.

Under U.S. federal securities legislation, our Common Stock will be “penny stock”. Penny stock is defined as any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The Offering

This Prospectus covers up to 4,000,000 shares to be issued and sold by the Company at a price of $0.03 per share in a direct public offering.

ABOUT THIS OFFERING

Securities Being Offered	Up to 4,000,000 shares of Common Stock of IMA Tech, to be sold by the Company at a price of $0.03 per share.
Initial Offering Price	The Company will sell up to 4,000,000 shares at a price of $0.03 per share.
Terms of the Offering	The Company will offer and sell the shares of its Common Stock at a price of $0.03 per share in a direct offering to the public.

Termination of the Offering	The offering will conclude when the company has sold all the 4,000,000 shares of Common Stock offered by it, up to a maximum of three hundred and sixty-five 365 days. The Company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.
Risk Factors	An investment in our Common Stock is highly speculative and involves a high degree of risk. See Risk Factors, below.

RISK FACTORS

An investment in our Common Stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this Prospectus, including our financial statements and the related notes, before you decide to buy our Common Stock. If any of the following risks occur, our business, financial condition, or results of operations could be materially adversely affected. The market price of our Common Stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

As long as we continue to qualify as a smaller reporting company, we may still be eligible for reduced reporting requirements even if we cease to qualify under the JOBS Act as an emerging growth company.

Even if we no longer qualify as an emerging growth company under the Jumpstart Our Business Startups Act (JOBS Act), there is a possibility that we may still be subject to reduced reporting requirements as long as we continue to qualify as a smaller reporting company.

However, there can be no assurance that we will continue to meet the requirements for smaller reporting company status in the future. If we fail to maintain our smaller reporting company status, we would be subject to the full reporting requirements applicable to larger reporting companies, which could result in increased costs and administrative burdens.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

As an "emerging growth company" under the JOBS Act, we have the privilege of utilizing exemptions from specific disclosure requirements. These exemptions include not being obligated to have an auditor report on our internal controls over financial reporting, provide an auditor attestation regarding the effectiveness of our internal controls, comply with certain requirements of the Public Company Accounting Oversight Board, submit certain executive compensation matters to shareholder votes, and disclose certain executive compensation-related items.

An emerging growth company can take advantage of the extended transition period for complying with new and revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. As of now, we do not intend to use the extended transition period.

We will maintain the status of an emerging growth company for a period of up to five years, or until we surpass certain revenue thresholds or meet specific criteria.

During this period, we may not be subject to the same disclosure requirements as other public companies. However, we cannot predict how investors will perceive our Common Stock due to our reliance on these exemptions. It is possible that some investors may find our Common Stock less appealing, potentially leading to a less active trading market and increased stock price volatility.

If we fail to establish and maintain proper internal controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

As per the requirements of Section 404 of the Sarbanes-Oxley Act, our management is obligated to report on the effectiveness of our internal control over financial reporting. Our management has evaluated the effectiveness of our internal controls over financial reporting for the period ending April 30, 2023 and concluded that they are effective. However, complying with the rules and standards governing the assessment of internal control is intricate and involves extensive documentation, testing, and potential remediation. To meet the obligations of being a reporting company under the Exchange Act, we may need to implement additional financial and management controls, reporting systems, procedures, and hire more accounting and finance personnel. In the event that we or our auditors are unable to confirm the effectiveness of our internal control over financial reporting, it could lead to a loss of investor confidence in our financial reporting and a potential decline in the trading price of our Common Stock.

We cannot guarantee that there won't be any material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain effective internal control could severely impede our ability to accurately report our financial condition, results of operations, or cash flows. If we are unable to affirm the effectiveness of our internal control over financial reporting, or if our independent registered public accounting firm identifies a material weakness or significant deficiency during their Section 404 reviews, it may erode investor trust in the accuracy and completeness of our financial reports. This, in turn, could lead to a decline in the market price of our Common Stock and subject us to investigations or sanctions by regulatory authorities such as the SEC. Furthermore, failure to rectify any material weakness in our internal control over financial reporting or to establish and maintain other effective control systems required for public companies could limit our future access to the capital markets.

Due to the limited time commitment of our sole officer and director, our operations may be irregular, leading to occasional interruptions or suspensions. This may hinder our ability to attract customers and generate revenue, potentially forcing us to cease operations.

Our sole officer and director, Liliia Havrykh, will only dedicate a restricted amount of time to our operations. Even if she were to allocate approximately 35 hours per week, there is a chance that our operations may still be sporadic and inconsistent due to the potential inadequacy of this time commitment for our business. Consequently, our operations may experience periodic disruptions or temporary halts, resulting in insufficient revenue and potentially leading to the termination of our activities.

It is possible that a conflict of interest with regard to her time may arise. It is expected that Ms. Havrykh, will devote approximately 35 hours per week to our operation on an ongoing basis, and as required will devote her full time to our operations as they increase. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our officers and directors.

Liliia Havrykh, our principal stockholder, beneficially owns greater than 50% of our outstanding shares of Common Stock, which causes us to be deemed a “controlled company” under the rules of NASDAQ.

Liliia Havrykh currently controls approximately 100% of the voting power of our capital stock. As a result, Liliia Havrykh owns more than 50% of our outstanding shares and as such, we are a “controlled company” under the rules of NASDAQ. Under these rules, a company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and, as such, can elect to be exempt from certain corporate governance requirements, including requirements that:

  a majority of the Board of Directors consist of independent directors;
  the board maintain a nominations committee with prescribed duties and a written charter; and
  the board maintain a compensation committee with prescribed duties and a written charter and comprised solely of independent directors.

As a “controlled company,” we may elect to rely on some or all of these exemptions, however, we do not intend to take advantage of any of these exemptions. Despite the fact we do not intend to take advantage of these exemptions, our status as a “controlled company” could make our Common Stock less attractive to some investors or otherwise harm our stock price.

Separately, although we intend to maintain compliance with NASDAQ rules, we are permitted to phase-in our compliance with the independent audit committee requirements set forth in NASDAQ rules, as follows: (1) one independent member of the audit committee at the time of listing, (2) a majority of independent members of the audit committee within 90 days of listing, and (3) all independent members of the audit committee (i.e., at least three members) within one year of listing. During these phase-in periods, our stockholders would not have the same protections afforded to stockholders of companies who have more ‘independent’ members of its audit committee and, if, within the phase-in periods, we are not able to recruit additional directors who would qualify as independent, or otherwise comply with the NASDAQ listing requirements, we may be subject to enforcement actions by NASDAQ.

Our sole officer has no experience managing a public company, which is generally required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company.

Liliia Havrykh, our sole officer has no experience managing a public company, which is generally required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

We are at a very early operational stage and our business is subject to the substantial risks inherent in the establishment of a new venture.

Our business strategy is in its early stages and as a new venture, we are subject to all the risks associated with establishing a new business. There is a risk that our intended business and operations may not be successful, or may take a significant amount of time to achieve success.

The success of our business will depend on a multitude of factors, some of which may be beyond our control or cannot be predicted currently. These factors may include changes in market conditions, competition, regulatory changes, and general economic conditions. Any of these factors could have a material adverse effect on our financial condition, business prospects, operations, and the value of an investment in the Company.

We may be unable to raise the additional capital needed to grow our business.

The Company may require additional capital to finance its growth and expansion plans, and there is a risk that it may not be able to secure the necessary funding. The Company's ability to access funding may depend on several factors, including its financial performance, market conditions, and investor sentiment.

In the event that the Company is unable to secure additional funding, it may face limitations in its ability to expand its operations, develop new products, or enter new markets. This could negatively impact our growth prospects and our ability to compete with other players in the industry.

We have a very limited operating history and our business plan is unproven and may not be successful.

The company was formed on March 29, 2023, but we have not yet begun full scale operations. We have not proven that our business model will allow us to generate a profit. We have not yet produced an operating product and require additional financing to produce product and the development of future products.

We have suffered operating losses since inception and we may not be able to achieve profitability.

It is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability. The Company's revenue streams may not be sufficient to cover its operating expenses and make a profit, which may affect its ability to attract investors, raise capital, and sustain its business operations in the long term.

Additionally, we may face challenges in developing and implementing effective business strategies, managing costs, and maintaining a competitive edge in our industry, which could impact our revenue growth and profitability. Moreover, changes in market conditions, economic downturns, and unforeseen events could also negatively impact the Company's financial performance, making it difficult to achieve profitability.

The fact that our sole officer and director is located outside the US could result in difficulty enforcing shareholder rights.

The sole officer and director of the Company is located outside the US and, as such, investors may have difficulty in enforcing their legal rights under the United States securities laws.

The director's location outside the US may make it challenging for investors to pursue legal action in case of any disputes or violations of securities laws by the company. The legal systems, regulations, and procedures in Spain may differ from those in the US, which may create additional complications for investors seeking to enforce their legal rights. Additionally, the costs and time involved in pursuing legal action in a foreign jurisdiction could be substantial, which may deter investors from seeking legal recourse.

Furthermore, language barriers and cultural differences may also pose challenges for investors seeking to communicate effectively with the foreign director or understand the foreign jurisdiction's legal and regulatory frameworks. This could lead to misunderstandings or miscommunications, further complicating any legal disputes.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to devote significant capital resources to Company research and development. To support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements.

Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our Common Stock and the development or prospects for development of alike projects. Because our Common Stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our Common Stock. We expect to raise capital during the year 2024 but we do not have any firm assurances. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company's potential for profitability relies on its ability to generate revenues and secure sufficient financing to carry out research and market introduction activities. The company's cost structure requires a level of revenues that has cast doubt on its ability to sustain operations. We intend to seek additional equity capital by selling shares in this offering and, if needed, through private placements or public offerings. However, the doubts surrounding our ability to continue as a going concern may deter potential investors from considering our shares as an attractive investment. These factors, along with others, could pose challenges in raising additional capital.

Risks Relating to Our Business

We face intense industry competition.

The Company operates in a highly competitive market, and there is no guarantee that its products will be able to compete effectively against existing or new competitors. This could adversely affect its market share and revenue growth prospects. Among our competitors are “Humanizing Technologies”, “Creaitor.ai” and “Synthesys”.

Strong competition in the market may require us to lower our prices, increase our sales and marketing expenses or otherwise invest greater resources to maintain or gain market share as needed to adequately compete. Such efforts may negatively impact our profitability. If the Company is unable to effectively adapt to changes or developments in the competitive landscape, our business, financial conditions and results of operations may be adversely affected.

In terms of market familiarity and understanding, the concept of digital avatars and their potential benefits could be new to many companies and industries.

The concept of digital avatars and their potential benefits may be new to many businesses and industries, posing a risk in terms of market familiarity and understanding. This lack of widespread knowledge can impede adoption rates and result in resistance from potential clients.

Potential clients may not fully grasp the value proposition and benefits of digital avatars for their specific business requirements due to the novelty of the technology. This can lead to slower adoption rates and reluctance to invest in digital avatar solutions. Limited market familiarity can also give rise to skepticism and concerns about reliability and integration challenges. Lack of understanding may prompt businesses to opt for traditional solutions instead, hindering the market penetration of digital avatars.

Overall, the risk associated with market familiarity and understanding highlights the need for ongoing education and awareness initiatives, as well as continuous monitoring of the market landscape to adapt strategies accordingly.

There may be some concerns among potential clients regarding the accuracy and reliability of our digital avatars.

The level of trust and perception of digital avatars may vary among different industries and stakeholders. Some potential clients may have concerns about the reliability and accuracy of digital avatars, especially when it comes to complex decision-making processes. Building trust and convincing potential clients of the effectiveness and credibility of our digital avatars may be a significant challenge.

Digital avatars are designed to replicate human image and voice, but they are still artificial creations. They rely on algorithms, data, and models to simulate human decision-making processes. However, even with advanced AI technologies behind them, there can still be limitations and potential sources of error.

Establishing trust in the effectiveness and credibility of digital avatars is crucial for their successful implementation. This may require extensive efforts to educate potential clients about the capabilities and benefits of digital avatars. Convincing clients of the value proposition, reliability, and accuracy of digital avatars may involve demonstrating successful use cases, providing evidence of past performance, and addressing any concerns or skepticism. Such efforts can be resource-intensive and time-consuming, potentially impeding the widespread adoption of digital avatars.

The trust and perception of digital avatars can be influenced by market competition. If competitors offer more established or trusted alternatives to digital avatars, it may be challenging to differentiate and convince potential clients of the advantages and reliability of our specific offering. The presence of well-established competitors with proven track records may hinder the adoption of our digital avatars and pose a competitive risk.

The failure to develop and maintain our digital avatars could negatively impact our ability to ensure optimal performance.

Developing and maintaining digital avatars entails significant technical challenges and ongoing updates to ensure optimal performance. The company must possess advanced technology infrastructure capable of handling the processing and rendering of avatars in real-time. Insufficient or outdated infrastructure may lead to system failures, security breaches, and limitations in natural language processing capabilities, which can adversely affect the reliability and functionality of digital avatars. Such disruptions or negative experiences have the potential to result in client loss and reputational damage.

Regular updates and maintenance are essential to keep digital avatars up to date with advancements in technology, improved natural language processing capabilities, and enhanced security measures. Failure to perform timely updates and maintenance tasks can lead to compatibility issues, security vulnerabilities, and reduced functionality, thereby impacting user satisfaction and damaging the company's reputation. The dynamic and rapidly evolving nature of the digital avatar landscape necessitates a proactive approach to address technical challenges and limitations.

System failures, downtime, and security breaches pose additional risks. Technical infrastructure is susceptible to failures due to hardware malfunctions, software bugs, or network outages. Such disruptions can render digital avatars inaccessible or result in degraded performance, leading to user dissatisfaction and potential client loss. Protecting user data from security breaches is crucial, as any unauthorized access or compromise can have severe consequences, including reputational damage, legal repercussions, and client attrition.

If we are unable to maintain or enhance our brand recognition, our business, results of operations and financial condition may be materially and adversely affected.

For our Company to differentiate our products from our competitors and to compete effectively with them, we must maintain and enhance our brand's recognition, image, and acceptance. Our brand image, however, could be jeopardized if we fail to maintain high product quality, pioneer and keep pace with evolving technology trends, or timely fulfill the orders for our products. If we fail to promote our brand or to maintain or enhance our brand recognition and awareness among our customers, or if we are subject to events or negative allegations affecting our brand image or the publicly perceived position of our brand, our business, the results of operations and financial condition could be adversely affected.

We may not be able to compete with other companies, some of which have greater resources and experience.

We may not be able to compete successfully against present or future competitors. We do not have the resources to compete with larger providers of similar products or services at this time. Competition from existing and future competitors could result in our inability to secure acquisitions and partnerships that we may need to expand our business in the future. If we are unable to compete, our business could be negatively affected which would have an adverse effect on the trading price of our Common Stock, which would harm our investors.

The loss of any of our future management team, our inability to execute an effective succession plan, or our inability to attract and retain qualified personnel, could adversely affect our business.

Our success, strategy and future growth will depend to a significant degree on the skills and services of our future management team. We will need to continue to grow our future management team in order to continue to develop our business. If our future management team, including any new hires that we may make, fails to work together effectively and to execute our plans and strategies on a timely basis, our business could be harmed. Furthermore, if we fail to execute an effective contingency or succession plan with the loss of any member of our future management team, the loss of such management personnel may significantly disrupt our business. The market for highly qualified personnel in this industry is very competitive, and we may be unable to attract and retain such personnel. If we are unable to attract and retain such personnel, our business could be harmed.

If we fail to effectively manage our growth, our business, financial condition and results of operations would be harmed.

Our Company is on a development stage with a sole shareholder and is a subject to the strains of ongoing development and growth, which will place significant demands on our management and our operational and financial infrastructure. Further, we may not grow as we expect, if we fail to manage our growth effectively or to develop and expand our managerial, operational and financial resources and systems, our business and financial results would be materially harmed.

We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results. Although we cannot provide any assurance that we will successfully identify emerging trends and growth opportunities in this business sector and we may lose out on opportunities.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

An ability of our Company to conduct our business in a profitable manner depends on part on our proprietary methods and designs, which we protect as a trade secret. We rely upon trade secret laws, physical and technological security measures and contractual commitments to protect our trade secrets, including entering into non-disclosure agreements with employees, consultants and third parties with access to our trade secrets. Though, such measures may not provide adequate protection and the value of our trade secrets could be lost through misappropriation or breach of our confidentiality agreements. Thus, there can be no assurance that our trade secrets will be sufficient to protect against competitors operating their business in a manner that is substantially similar to us.

Risks Related to Intellectual Property Rights

Any negative publicity about our company or services may materially and adversely affect our reputation and business.

Our company or ourselves may receive negative publicity. Any such negative publicity may be the result of malicious harassment or unfair competition acts by third parties. The company may also be subject to government or regulatory investigations (including investigations relating to advertising materials that are alleged to be illegal) as a result of such third-party conduct and may be required to spend significant time and incur substantial costs to defend ourselves against such third-party conduct, and we may not be able to conclusively refute any such allegations within a reasonable period of time, or at all.

Harm to our reputation and the confidence of advertisers and media can also arise for other reasons, including misconduct of our employees or any third-party business partners. In the event of negative publicity, we may suffer a material and adverse effect on our reputation, which may ultimately result in loss of market share, advertising customers, industry partners, and other business relationships.

Unauthorized use of our intellectual property and expenses incurred in protecting our intellectual property rights may adversely affect our business, reputation, and competitive edge.

To protect our proprietary rights, we rely on a combination of intellectual property laws and contractual arrangements, including non-disclosure agreements and confidentiality agreements, which protect our trademarks, and other similar intellectual property.

Despite taking precautionary measures, there exists a risk that our business intellectual property rights could face challenges, invalidation, circumvention, or misappropriation. Additionally, our intellectual property may not provide us with sufficient competitive advantages. The interpretation and enforcement of statutory laws and regulations may vary, leading to inconsistent application. There is a possibility that counterparties may breach confidentiality, invention assignment, and non-compete agreements, with limited remedies available to us in such cases. Consequently, our ability to effectively protect our intellectual property rights or enforce contractual rights in all jurisdictions may be hindered.

The policing of unauthorized use of our proprietary technology and intellectual property is a challenging and costly endeavor. It may necessitate future litigation to enforce our intellectual property rights. Engaging in litigation carries significant costs and diverts our resources, potentially disrupting our business operations and having a material adverse impact on our financial condition and results of operations. Despite the expenses involved, we cannot guarantee success in such litigation.

The longevity of our business depends in part on our ability to enhance and sell the functionality of our current solutions to remain competitive and meet customer needs.

The longevity and sustained success of our business are contingent upon our ability to continuously enhance and effectively market the functionality of our solutions. The competitive landscape in which we operate is characterized by rapid technological advancements and evolving customer needs. Failure to adapt to these changes and deliver innovative, feature-rich offerings may result in a loss of market share and competitiveness.

Addressing the risk associated with the development of our website requires ongoing investment in research and development, collaboration with industry partners, and a proactive approach to monitoring market trends and customer preferences. We must also allocate sufficient resources and talent to ensure timely development, rigorous testing, and successful implementation of new features and functionalities.

Failure to develop our website to remain competitive and meet customer needs may adversely affect our business prospects, financial performance, and long-term sustainability.

We may not be able to successfully deploy our solutions in a timely manner.

Our ability to deploy our solutions in a timely manner is critical to the success and profitability of our business. If we are unable to deploy our solutions in a timely manner, we may experience reputational damage, loss of potential customers, contractual penalties, or revenue loss.

Delays in deploying our solutions can lead to reputational damage, as customers may perceive us as unreliable or inefficient. If we are unable to deploy our solutions in a timely manner, potential customers may choose to seek alternatives that can provide faster and more efficient deployment. This could result in the loss of valuable business opportunities and market share. If we experience delays in deploying our solutions, it can lead to delayed revenue recognition or loss of sales opportunities. This can have a cascading effect on our financial results, affecting cash flow, investor confidence, and overall business growth.

Inefficient or delayed deployment can lead to additional costs such as extended project timelines, increased labor expenses, or the need for additional resources. These costs can erode profit margins and negatively impact our financial performance.

Risks Relating to our Stock

The Offering Price of $0.03 Per Share is Arbitrary.

The offering price of $0.03 per share is arbitrary and has been determined solely by our management without any specific basis or reference to the intrinsic value of the Company. This arbitrary pricing decision disregards the Company's assets, net worth, and projected earnings, as well as any generally accepted criteria of value in the market.

An arbitrary offering price may not accurately reflect the true worth of the Company or its potential for future growth. The low price per share may not adequately account for the Company's underlying assets, intellectual property, or market potential, potentially leading to undervaluation.

The arbitrary nature of the offering price can create uncertainty and volatility in the market. The lack of clarity in pricing could negatively impact the Company's ability to raise the desired capital through the offering.

We have no firm commitments to purchase any shares.

The absence of a firm commitment for the purchase of shares creates uncertainty regarding the development and sustainability of a trading market. Furthermore, the company has not engaged a placement agent or broker to assist with the sale of shares. This increases the possibility that the company may encounter challenges in identifying potential investors to purchase the shares. Consequently, there is a concern that the company may not secure sufficient capital to support its ongoing business obligations.

All proceeds from the sale of shares offered by the Company will be immediately available for use by the company.

The absence of a minimum offering amount and the lack of an established escrow account for holding proceeds from the sale of shares by the Company pose a risk. This means that all funds generated from the sale of shares will be immediately accessible to the Company.

However, there is a possibility that the proceeds may not be adequate to effectively execute the Company’s business strategy.

Our shares are not currently traded on any market or exchange. We will apply to have our Common Stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTC listed on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange. We will apply to have our Common Stock quoted via the OTC. Therefore, our Common Stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the Common Stock. It is possible that the company’s shares may never be quoted on the OTC listed on an exchange.

A low market price would severely limit the potential market for our Common Stock.

The low market price of our Common Stock could have a significant impact on the potential market for our shares. A low market price for our Common Stock may reduce investor interest and appeal. Potential investors, including institutional investors and individuals, may perceive a low-priced stock as having limited growth potential or being of lower quality compared to higher-priced stocks. Consequently, the pool of potential investors may be restricted, limiting the liquidity and demand for our shares.

The low market price of our Common Stock may adversely affect its marketability. The number of potential buyers willing to purchase shares at a low price may be smaller compared to higher-priced stocks. This limited demand can result in reduced liquidity and make it more difficult for shareholders to sell their shares in the market, especially in large volumes. A persistently low market price could create the perception that our company is undervalued or facing financial difficulties. This perception may impact investor confidence, attract negative attention from analysts and the media, and make it harder to attract potential business partners or strategic alliances.

Stocks with low market prices are generally more susceptible to price volatility and fluctuations. Even small changes in the market sentiment or external factors may lead to significant percentage changes in the stock price. This volatility can create uncertainty and unease among shareholders, potentially leading to increased selling pressure or speculative trading, further exacerbating the market limitations.

The trading of our shares will be subject to regulation by Securities and Exchange Commission (SEC) Rule 15G-9, which defines "penny stocks."

The shares we are offering fall under the category of penny stocks according to the Securities and Exchange Act of 1934 and the regulations of the SEC.

As a result, the Exchange Act and associated penny stock rules impose additional requirements on broker-dealers who sell our securities to individuals who are not classified as accredited investors. Accredited investors generally refer to institutions with assets exceeding $3,000,000 or individuals with a net worth exceeding $1,000,000 or an annual income surpassing $200,000 ($300,000 jointly with a spouse). These rules apply to transactions that are not recommended by the broker-dealer. When conducting penny stock transactions, broker-dealers are obligated to provide specific disclosures, including the actual sale or purchase price, bid and offer quotations, compensation received by the broker-dealer and associated individuals, as well as other disclosures mandated by the SEC. Consequently, the penny stock rules may create challenges for you in reselling any shares you purchase, and there is a possibility that resale may not be possible at all.

We may be deemed to be a “shell company” and as such shareholders may not be able to rely on the provisions of Rule 144 for resale of their shares until certain conditions are met.

As of the date of this Prospectus, we do not qualify as a "shell company" under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. A shell company is generally defined as a company with minimal or no operations, and either no or nominal assets, or assets consisting solely of cash and cash equivalents. However, if we were to be designated as a shell company, shareholders may encounter significant restrictions and limitations when attempting to sell their shares in the public market. Rule 144, which provides certain exemptions for the resale of restricted securities, may not be applicable to our shareholders until specific conditions are satisfied.

According to Rule 144, shareholders need to fulfill certain requirements, including holding the securities for at least six months, complying with specified public information obligations, and adhering to limitations on the quantity of securities that can be sold within a three-month period. Nevertheless, as a shell company, our shareholders may not be able to rely on Rule 144 until we cease to be classified as a shell company and meet the SEC's requirements.

The inability to rely on Rule 144 for the resale of their shares may restrict our shareholders' ability to liquidate their investment and could have a negative impact on the liquidity and marketability of our shares. It may also affect our capacity to attract potential investors or secure financing, as the absence of an available resale exemption could diminish the desirability of our shares in the secondary market.

An investor’s ability to trade our Common Stock may be limited by trading volume.

A consistently active trading market for our Common Stock may not occur on the OTC. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The Company’s shares may never be quoted on the OTC listed on an exchange.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our Common Stock ownership is highly concentrated. Through ownership of shares of our Common Stock, one shareholder, our officer beneficially owns 100% of our total outstanding shares of Common Stock before this offering. Because of the concentrated ownership of the stock, these stockholders, acting in concert, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our Common Stock.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning Common Stock if it appreciates.

We have never paid dividends on our Common Stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our Common Stock.

Our primary offering is being self-underwritten, which means that we are not utilizing the services of an underwriter to facilitate the sale of our securities.

Unlike offerings facilitated by underwriters, no underwriter has conducted due diligence activities in connection with our offering. Underwriters typically engage in comprehensive due diligence processes to confirm the accuracy and completeness of the disclosure in the prospectus. In our self-underwritten offering, no third-party underwriter has performed these due diligence activities. In a self-underwritten offering, the absence of underwriter input in setting the offering price may affect the market's perception of the value of our securities. The lack of underwriter involvement means that there is no independent assessment of the accuracy of our disclosure or the suitability of the offering.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The reasoning of our sole officer and director, Liliia Havrykh, to take the Company public is based on their subjective belief that potential investors are more inclined to invest in the Company if the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provides investors with updated material information about the Company and the ability of the Company’s investors to resell securities through the facilities of the securities markets, assuming the Company finds a market maker in order to have its shares of Common Stock quoted on the OTC Markets Group or the OTCQB tier of the OTC Markets or other quotation service. Our sole officer and director believes that the disadvantages of becoming a public company are the continuing reporting costs of being a reporting issuer under the Exchange Act and reluctance of persons qualified to serve as directors of the Company because of a director’s exposure to possible legal claims.

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

We cannot provide any assurance that we will be able to raise sufficient funds from this offering to proceed with our twelve months business plan. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

From the inception of our company until the date of this filing, we have not generated revenues from our services. Our operating activities have primarily consisted of the incorporation of our company, initial equity funding by our officer and sole director, and developing our website. We received our initial funding of $4,000 from our sole officer and director, Liliia Havrykh, who purchased 4,000,000 shares of our Common Stock at 0.001 per share.

Emerging Growth Company Status

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. Some of them include the following:

  to include less extensive narrative disclosure than required of other reporting companies, particularly in the description of executive compensation to provide audited financial statements for two fiscal years, in contrast to other reporting companies, which must provide audited financial statements for three fiscal years not to provide an auditor attestation of internal control over financial reporting under Sarbanes-Oxley Act Section 404(b)
  to defer complying with certain changes in accounting standards and to use test-the-waters communications with qualified institutional buyers and institutional accredited investors

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

As of now, the Company has not elected to take advantage of the extended transition period.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1, 235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.

In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospectus.

USE OF PROCEEDS

With respect to up to 4,000,000 shares of Common Stock to be sold by the Company, unless we provide otherwise in a supplement to this Prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

-	research and development;
-	sales and marketing;
-	capital expenditures.

Our management will have broad discretion in the allocation of the net proceeds of any offering, however, the following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount. If 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various Companying levels. The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ.

The table is set out in the perceived order of priority of such purposes, provided however; management may reallocate such proceeds among purposes as the situation dictates. Pending such uses, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities.

USE OF PROCEEDS

% of Shares Sold	25%	50%	75%	100%
# of Shares Sold	1,000,000	2,000,000	3,000,000	4,000,000
Gross Proceeds	$30,000	$60,000	$90,000	$120,000
Offering expenses	$10,000	$10,000	$10,000	$10,000
Net Proceeds to the Company	$20,000	$50,000	$80,000	$110,000
Use of Proceeds:
Legal & Accounting	$10,000	$10,000	$10,000	$10,000

Website Development (1)	$3,000	$11,000	$18,000	$30,000
(1) includes Website Design Testing and Quality Assurance Database with a neural network
AI Development	$6,000	$22,000	$36,000	$48,000
Marketing and advertising	$1,000	$7,000	$16,000	$27,000

Total	$30,000	$60,000	$90,000	$120,000

CAPITALIZATION

The following table sets forth our capitalization as of April 30, 2023 and July 31, 2023:

	Audited April 30, 2023	Unaudited July 31, 2023
Current Assets	$16,000	$465
Current liabilities	$25,431	$18,945
Stockholder’s deficit:
Common stock	$4,000	$4,000

Accumulated deficit	$(31)	$(9,750)
Total stockholders’ equity	$3,969	$(5,750)
Total capitalization	$3,969	$(5,750)

DILUTION

The net tangible book value of our company as of July 31, 2023, was $(18,480) or $(0.00) per share of Common Stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our Common Stock on July 31, 2023.

Our net tangible book value and our net tangible book value per share will be impacted by the 4,000,000 shares of Common Stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $0.03 per share.

We are registering 4,000,000 shares of Common Stock for sale by our company. If all shares are sold at the offering price of $0.03 per share our net tangible book value and per share dilution under various offering scenarios as of July 31, 2023, is illustrated in the following table:

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.03	$0.03	$0.03	$0.03
Proceeds	$30,000	$60,000	$90,000	$120,000
Expenses	$10,000	$10,000	$10,000	$10,000
The historical net tangible book value as of DATE	($18,480)	($18,480)	($18,480)	($18,480)
Post offering net tangible book value	$1,520	$31,520	$61,520	$91,520
Post offering net tangible book value per share	0.00	0.01	0.01	0.01
Pre-offering net tangible book value per share	0.00	0.00	0.00	0.00
Increase (Decrease) in net tangible book value per share after offering	0.00	0.01	0.01	0.02
Dilution per share	$0.03	$0.02	$0.02	$0.02
% dilution	98.99%	82.49%	70.70%	61.87%
Capital contribution by purchasers of shares	$30,000	$60,000	$90,000	$120,000
Capital Contribution by existing stockholders	$4,000	$4,000	$4,000	$4,000
Percentage capital contributions by purchasers of shares	88.24%	93.75%	95.74%	96.77%
Percentage capital contributions by existing stockholders	11.76%	6.25%	4.26%	3.23%
Gross offering proceeds	$30,000	$60,000	$90,000	$120,000
Anticipated net offering proceeds	$20,000	$50,000	$80,000	$110,000
Number of shares after offering held by public investors	$1,000,000	$2,000,000	$3,000,000	$4,000,000
Total shares issued and outstanding	$5,000,000	$6,000,000	$7,000,000	$8,000,000
Purchasers of shares percentage of ownership after offering	20.00%	33.33%	42.86%	50.00%
Existing stockholders’ percentage of ownership after offering	80.00%	66.37%	57.14%	50.00%

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained. We have not paid any dividends on our Common Stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends.

Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of July 31, 2023, the Company has one (1) shareholder who holds 100% of its issued and outstanding Common Stock.

DESCRIPTION OF BUSINESS

Our Company

The Company was formed on March 29, 2023 in the State of Wyoming.

Overview

The primary focus of the company is on the development and deployment of digital avatars, utilizing advanced technology to create a unique blend of Artificial intelligence, and Niche databases. These digital avatars are capable of being customized to meet specific business requirements and can be applied across various industries online. Through the utilization of AI-powered avatars, we synergize Artificial Intelligence for image and video generation, and a specialized Database niche of avatars and voices, resulting in captivating interactive experiences.

Training neural network models involved selecting an appropriate model architecture. In our case, we utilized the StyleGAN architecture for image generation, implemented using TensorFlow. This choice was made based on our project's specific requirements. We also defined a loss function to optimize and prepared a labeled dataset for training. Data preprocessing of the 'LFW dataset' included data splitting, feature transformation, data cleansing, and unit conversion to create a dataset customized to our AI model's needs, enhancing its accuracy and performance.

For training AI models, we developed and configured the training code using TensorFlow. This powerful deep learning framework allowed us to efficiently train our models. The model was trained by iteratively adjusting its parameters using backpropagation and gradient descent on the dataset. The trained model was then evaluated on validation data to ensure its effectiveness, and fine-tuning was applied as needed to achieve optimal performance.

We harness AI technologies to create and refine our digital avatars. Our Company worked with the open-source Labeled Faces in the Wild (LFW) Dataset and the neural network StyleGAN for this purpose. StyleGAN, an open-source generative adversarial network (GAN), has been tailored for high-fidelity image synthesis. It boasts the capability to generate a spectrum of visually striking images while maintaining control over stylistic elements and attributes. Through the integration of the LFW Dataset and StyleGAN, we've achieved the production of avatars that bear resemblance to human faces. This synergistic fusion of data and neural architecture empowers us to create avatars that are both realistic and customizable.

The AI models used by our company were not solely developed by our officer. The training process involved utilizing the 'LFW dataset,' which is an open-source dataset publicly available for research purposes. In addition to custom code developed by our Company and contributions from external developers, we also employed pre-selected algorithms and techniques for the training process, which leveraged the data from the LFW dataset. These models were further fine-tuned and customized to our company's specific needs, ensuring their effectiveness in our projects.

The Company plans to focus on providing services to various industries, including education, marketing agencies, banking, science, and more. Our services can benefit a wide range of businesses and individuals, which is why we aim to cater to a diverse audience.

At the initial stage of our company's development, we plan to target two main groups: students and business professionals. We understand that these two groups have different needs and requirements, which is why we have designed our services to meet the unique demands of each group. Our services can also be useful for learning: for example, by visualizing, as well as the audio accompaniment of information with the help of an avatar that can assist students in achieving their goals.

Business professionals can also find our services suitable. We understand that businesses face many challenges in today's competitive landscape, so we aim to provide practical solutions to help businesses achieve their objectives.

Digital avatars offer scalability advantages as multiple clients can interact with different avatars simultaneously. The website can also ensure 24/7 availability, enabling clients to access consultations at their convenience, irrespective of time zones.

By leveraging AI technologies and a vast array of information from the database, the company can accurately target the interests of the audience through the digital avatar. This targeted marketing approach leads to improved business operations, enhanced customer experiences, and increased competitiveness in the market.

The integration of avatars into various spheres such as banking, agencies, fields of science and education presents a multitude of opportunities for imaginative and innovative expression in future. This utilization of avatars offers endless possibilities for creativity and innovation

Our Website

Our company has commenced its operations with the launch of a website (https://ima.gg) that intends to provide a range of customizable avatars accessible through individual user accounts. The website will include; personalized voice avatar choices, support for up to 40 languages, and a catalog featuring 100 avatar designs.

As of today, the Company's website serves as a platform for demonstration and provides information about its activities.

Our avatar technology is designed to revolutionize the way people interact with digital content, providing them with a more immersive and engaging experience. By leveraging our proprietary algorithms and advanced machine learning techniques, we aim to create highly realistic and customizable avatars.

Through our website, users will be able to explore the full potential of our avatar technology, learning about its features and capabilities and experimenting with different settings and configurations.

In the future, we envision expanding our website and incorporating more advanced technologies to broaden the range of possibilities for avatars, simplifying and improving the process of creating educational and business materials, making them more engaging, professional, and personalized. With the introduction of full customization, avatars will be able to demonstrate various processes and instructions, simplifying the process of perception and memorization of ideas.

Currently, the Company is working on the website development, with a targeted launch timeframe scheduled for December 2023. The website of the company is https://ima.gg.

API

The company also has plans to launch an API in the near future, further expanding its capabilities and allowing seamless integration of its services into other platforms and applications.

Business Strategy

Our business strategy is centered around utilizing AI avatars to simplify customer requests, reduce costs, and save time for implementation.

By deploying digital avatars that serve customers remotely, we aim to improve efficiency and deliver personalized content. Through the effective use of AI technologies and leveraging our vast database, we will accurately target our audience's interests and stay at the forefront of innovation. This strategy will enhance customer experiences and increase our market competitiveness.

•       Continuously invest in research and development to improve our AI avatars capabilities. Focus on enhancing the natural language processing (NLP) capabilities, machine learning algorithms, and data analytics to ensure accurate and personalized customer interactions. Explore partnerships or acquisitions to augment our technology stack and expand our offerings.

•       Place a strong emphasis on delivering exceptional customer experiences through our AI avatars. Ensure that customer interactions are seamless, efficient, and personalized. Continuously gather customer feedback and leverage AI-powered sentiment analysis to understand customer satisfaction levels and identify areas for improvement.

•       Position our AI avatars as a cost-saving and time-efficient solution for customers. Highlight the benefits of streamlined processes, reduced manual labor, and faster response times. Conduct regular cost analyses to optimize operations and explore automation opportunities to further enhance efficiency.

•       Develop a comprehensive marketing and branding strategy to promote our AI avatars services. Utilize targeted advertising, content marketing, social media, and search engine optimization to increase brand awareness and attract potential customers. Leverage customer testimonials and case studies to showcase the effectiveness and value of our offerings.

•       Maintain a strong focus on innovation to stay ahead of the competition. Regularly monitor technological advancements and industry trends to identify new opportunities for improvement and expansion. Foster a culture of experimentation and encourage employees to contribute innovative ideas to drive the evolution of our AI avatars services.

•       Prioritize the security and privacy of customer data. Implement robust data protection measures, adhere to industry regulations, and ensure transparent data handling practices. Communicate our commitment to data privacy and security to build trust with customers and mitigate any potential concerns.

Marketing

The Company will begin its marketing program online where our potential customers are most probably able and willing to associate.

There is no assurance that we will be able to raise the entire $120,000 from the sale of stock by the Company under this offering. Therefore, the following details how we will use the proceeds if we raise only 75%, 50%, or 25% of this offering:

If 75% of this offering is sold, we estimate that this would provide sufficient capital to begin operations and develop our business plan. It may, however, place potential restraints on our ability to handle unforeseen expenses attributable to working capital needs and may require us to seek additional funding.

If only 50% of this offering is sold, we estimate that this would provide sufficient capital to commence with operation and development of the business plan, but we would only be able to spend approximately $7,000 on marketing for our services. Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business. Should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing.

If we raise less than 50%, we will have difficulty in implementing our business plan. Our expenses would be prioritized in order of importance and would affect how we allocate funds for developing the business. If less than 50% is raised, we would be able to develop our website with fewer features and we would not be able to allocate any funds to advertising and marketing.

If only 25% of the Offering is sold, we would still incur expected professional (legal and accounting) fees, which will have to be paid to maintain reporting status during the next 12 months.

We will not be able to apply sufficient funds to any other areas of developing our business, such as advertising and marketing, and would only provide a minimal amount to develop the website. This would seriously hinder the development of our business and our ability to generate revenues. We would not be able to develop the business and/or generate any revenues in the first year without additional financing.

Advertising

The company is committed to exploring efficient advertising methods to promote our website of digital avatars. Our approach involves identifying cost-effective channels, including relevant websites, social media networks, and digital advertising avenues. Thorough market research and data analysis will guide our decisions, ensuring maximum visibility while optimizing marketing expenditure. Furthermore, we will leverage SEO techniques to enhance our online presence and attract organic traffic.

Employees

IMA Tech is a company with only one employee, Liliia Havrykh, our President, CEO, Treasurer, Secretary, Director. The Company may consider hiring more employees if the need arises.

Offices

Our current office space is located at 34 N Franklin Ave 687, Pinedale, WY 82941, USA. Our telephone number is +12294614110.

Government Regulation

As a company, we understand the importance of complying with all applicable regulations, rules, and directives of governmental authorities and agencies. While we do not anticipate any immediate government approvals or regulations impacting our business, we remain committed to maintaining compliance with all applicable laws and regulations in any jurisdiction where we conduct activities.

Regarding intellectual property, we currently have not obtained any copyrights, patents, or trademarks, and we do not anticipate filing any applications related to any assets over the next 12 months. However, we recognize the importance of protecting our intellectual property and may consider taking appropriate measures to do so in the future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statement as of April 30, 2023, that appear elsewhere in this Prospectus. This Prospectus contains certain forward-looking statements and our future operating results could differ materially from those discussed herein.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward- looking statements. As such, we disclaim any obligation to update or revise forward-looking statements, except as required by the federal securities laws or when we become aware of material events or omissions that would require us to update our disclosure. It is important to note that our actual results and outcomes may materially differ from those expressed or implied in these forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this Prospectus beginning on page 12.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations from the sale of products and services through our websites. Management has plans to seek additional capital through a private placement and public offering of its Common Stock, if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about our ability to continue as a going concern.

We require minimum funding of approximately $30,000 to conduct our proposed operations for the next 12 months. If we are unable to obtain minimum funding of approximately $30,000, our business may fail.

We cannot provide any assurance that we will be able to raise sufficient funds from this offering to proceed with our twelve months business plan. Currently, the Company relies solely on funding provided by loans from Liliia Havrykh, our Director. The total amount borrowed from our Director is $90,000, and these funds are scheduled to be due and payable on March 29, 2028.

Liquidity and Capital Resources

As of April 30, 2023, the Company had $16,000 in current assets. As of April 30, 2023, the company had $25,431 in liabilities and an accumulated deficit of $31.

As of July 31, 2023, the Company had $465 in current assets, $18,945 in liabilities and an accumulated deficit of $9,750

Net cash used in operating activities for the year ended April 30, 2023, was $13,431.

Net cash used in operating activities for the three months ended July 31, 2023, was $22,449.

Cash flows from financing activities for the year ended April 30, 2023, was $16,000.

Cash flows from financing activities for the three months ended July 31, 2023, was $6,914.

The Company’s projected capital needs and its projected increase in expenses are based upon the Company’s estimation on its ability to follow the stages of development of its product application.

We have generated no revenue from our operations. However, we will require additional funds to implement our plans. There is no assurance that proceeds from investors through this offering will be received and there are no agreements or understandings currently in effect from any potential investors. It is anticipated that the Company will begin to receive revenues from operations in the coming year; however, since the Company has earned no revenues to date, there is no assurance.

As of July 26, 2023, the Company has established a client relationship with the intention of procuring the Company's services. The Company relies solely on the funding provided by loans from Liliia Havrykh, our President, in accordance with the Loan Agreement between IMA Tech and Ms. Havrykh, dated March 29, 2023. Following the terms of the Loan Agreement, Liliia Havrykh will provide the Company with necessary funding for preparation and filing of the Form S-1 Registration Statement. This loan is for working capital purposes and is unsecured, interest-free, and has no fixed payment terms other than the maturity date of March 29, 2028. The total amount of such funds shall not exceed $90,000. We believe such loans will be sufficient for us to continue operations for the next 12 months. The Company will repay the loan amounts to the President with revenues it will generate upon launching of its website. No proceeds from the offering will be used to repay the loans.

The Use of Proceeds section includes a detailed description of the use of proceeds over the differing offering scenarios of 100%, 75%, 50% and 25%. As the Company’s expenses are relatively stable, unless additional sites are rolled out, the Company believes it can continue its present operations with projected revenues together with offering proceeds under any of the offering scenarios. The Company will consider raising additional funds through sales of equity, debt and convertible securities, if it is deemed necessary. The Company has no intention in investing in short-term or long-term discretionary financial programs of any kind.

PLAN OF OPERATION

We expect to finish our platform development by December 2023.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that IMA Tech can continue as an on-going business for the next twelve months unless the Company obtains additional capital to pay our bills. There is no assurance that IMA Tech will ever reach that stage. To meet the Company’s need for cash IMA Tech is attempting to raise money from this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise cash or cease operations entirely.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations, using funds as follows. All amounts listed below are estimates.

The use of the proceeds from the Offering set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. Our offering expenses are comprised of legal and accounting expenses and transfer agent fees. Our sole officer and director will not receive any compensation for her efforts in selling our shares. All amounts listed below are estimates.

Ms. Havrykh, our sole officer and director will devote approximately 35 hours per week to our operations. Once we begin operations, and are able to attract more and more customers to our website, Ms. Havrykh has agreed to commit more time as required.

Our plan of operations is as follows:

Website Development

$3,000-$30,000

We are developing a website and planning to continuously improve it. Depending on the complexity of design and the features of the website we expect the expenditure to be minimum $3,000. We might need a professional to maintain the website, which will result in further expenditures.

AI Development

$6,000-$48,000

The estimated cost of this step is influenced by the amount of work to be done, and by the complexity of it. Should only 50% of the shares be successfully sold, our primary focus will be directed towards the design and advancement of AI development.

However, in the event that over 75% of shares are sold or upon generating initial revenue, the company is inclined to introduce additional enhancements to the website.

As soon as 100% shares will be sold, the company will hire more IT engineers, coders and technicians to work on the cloud development, website maintenance and servers’ maintenance to carry out our services as flawless as possible.

Marketing and advertising

$1,000-$27,000

We believe that advertising on social platforms such as LinkedIn, Facebook, Instagram, and Twitter will catch customer’s attention. So, to effectively carry out the full plan of our marketing campaign we need to have 100% shares sold.

Results of Operations

We have not generated any revenue since inception on March 29, 2023.

Total expenses for the year ended April 30, 2023 were $31, made up of bank service charges.

The company recorded a net loss of $31 for the year ended April 30, 2023.

Total expenses for the three months ended July 31, 2023 were $9,719, made up of $16 bank service charges, professional fees in amount of $9,033 and $670 accumulated depreciation.

The company recorded a net loss of $9,719 for the three months ended July 31, 2023.

Our independent registered public accounting firm has expressed a going concern opinion which raises substantial doubts about our ability to continue as a going concern. Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance. The impact on the Company’s revenues of recognized trends and uncertainties in our market will not be recognized until the Company has had sufficient operations to provide a baseline.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Impairment of Long-Lived Assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for Common Stock equivalents. As of July 31, 2023, there were no share equivalents outstanding.

OUR MANAGEMENT

Name	Age	Position
Liliia Havrykh	26	President, CEO, Treasurer, Secretary, Director

Directors, Executive Officers, Promoters and Control Persons

Liliia Havrykh, President, CEO, Treasurer, Secretary, and Director

Liliia Havrykh has served as President, CEO, Treasurer, Secretary, and Director since the Company’s inception on March 29, 2023. Since the year 2017, Ms. Havrykh is a freelance web developer and gained experience in building and maintaining websites using front-end and back-end technologies like HTML, CSS, JavaScript, and frameworks such as React or Angular. In 2020, Ms. Havrykh completed a course “HTML, CSS, and JavaScript for Web Developers” for skill enhancement. Ms. Havrykh has experience in operations, logistics, and IT sphere, having worked as Logistics Operations Manager at SLS Logistics Company from June 2020 to December 2021.

Ms. Havrykh holds a degree from Railway University's Economics Faculty in Izmail City, Ukraine.

Liliia Havrykh has extensive knowledge in the field of web development.

Liliia Havrykh owns 100% of the outstanding shares of our Common Stock. Ms. Havrykh, our President and sole director, currently devotes restricted amount of time for planning and organizing activities for IMA Tech.

During the past ten years, Ms. Havrykh has not been the subject to any of the following events:

1.    Any bankruptcy petition filed by or against any business of which Liliia Havrykh was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.    Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.    An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Havrykh involvement in any type of business, securities or banking activities.

4.    Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to violate a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.    Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.    Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.    Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.      Any Federal or State securities or commodities law or regulation; or

ii.    Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.  Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.    Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a) (26) of the Exchange Act (15 U.S.C. 78c(a) (26))), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act (7 U.S.C. 1(a) (29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Liliia Havrykh President, CEO, Treasurer, Secretary, Director	March 29, 2023 to July 31, 2023	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and its Officer.

Liliia Havrykh currently devotes restricted amount of time to our operations. She has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters.

The following table sets forth, as of July 31, 2023, certain information with respect to the beneficial ownership of shares of our Common Stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of Common Stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Shares	Owned Percent of Class
Liliia Havrykh	34 N Franklin Ave 687, Pinedale, WY 82941, United States	4,000,000	100%

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.

Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**) Percent of class is calculated on the basis of the number of fully diluted shares outstanding on July 31, 2023 (4,000,000).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of IMA Tech, including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors considers all relevant available facts and circumstances.

Director Independence

Our board of directors is currently composed of one member Liliia Havrykh, and she does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.

In addition, our board of directors has not made a subjective determination as to Liliia Havrykh that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us regarding our director's business and personal activities and relationships as they may relate to us and our management.

Related Party Transactions

As of April 30, 2023 and July 31, 2023, the CEO and sole director of the Company advanced $12,031 and $18,945 to the Company, respectively. This loan is for working capital purposes and is unsecured, interest-free, and has no fixed payment terms other than the maturity date of March 29, 2028.

On April 27, 2023, the Company issued 4,000,000 shares of its Common Stock at $0.001 per share for total proceeds of $4,000 received from its CEO and sole director.

DESCRIPTION OF CAPITAL STOCK

Authorized and Issued Stock Number of Shares on July 31, 2023.

Title of Class	Authorized	Outstanding
Common Stock, $0.001 par value per share	75,000,000	4,000,000

Common Stock

Dividends. We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Voting Rights. Each share of our Common Stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Conversion Rights. We have not issued and currently have no existing securities that are convertible into shares of our common stock, nor do we possess any rights that can be converted or exchanged into shares of our common stock.

Limitations on Stockholder Actions

Our officer and director is indemnified as provided by the Wyoming Revised Statutes and by our Bylaws. The Corporation may purchase and maintain insurance in a reasonable amount on behalf of any person who is or was a director, officer, agent, or employee of the Corporation against liability asserted against or incurred by such person in such capacity or arising from such person’s status as such.

Subject to applicable statute, any person made or threatened to be made a party to any action, suit, or proceeding, by reason of the fact that he or she is or was a director, officer, agent, or employee of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney’s fees, actually and necessarily incurred by him or her in connection with such an action, suit, or proceeding. Notwithstanding the foregoing, no indemnification shall be made by the Corporation of judgment or other final determination establishes that the potential indemnification’s acts were committed in bad faith or were the result of active or deliberate fraud or dishonesty or clear and gross negligence.

PLAN OF DISTRIBUTION

We are registering 4,000,000 shares of our Common Stock for sale at the price of $0.03 per share.

This is a self-underwritten offering. Ms. Havrykh, our President, Treasurer, Secretary and Director, will sell the shares directly to family members, friends, business associates and close acquaintances, with no commission or other remuneration payable. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Ms. Havrykh will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1.	Our President, CEO, Treasurer, Secretary, Director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2. Our President, CEO, Treasurer, Secretary, Director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our President, CEO, Treasurer, Secretary, Director is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and

4. Our President, CEO, Treasurer, Secretary, Director meets the requirements of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) she is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our President, CEO, Treasurer, Secretary, Director must restrict her participation to any one or more of the following activities:

· Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by her of a potential purchaser; provided, however, that the content of such communication is approved by our President, CEO, Treasurer, Secretary, Director;

· Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

· Performing ministerial and clerical work involved in effecting any transaction.

Liliia Havrykh does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the Prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of Common Stock involved, the price at which the Common Stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this Prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the Common Stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.

Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors".

The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.

The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our Common Stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-	execute and deliver a subscription agreement; and

-	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to IMA Tech. The Company will deliver stock certificates attributable to shares of Common Stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All funds from rejected subscriptions will be immediately returned to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected by mail notification within 48 hours upon receipt.

OTC Considerations

We intend to apply to have our stock traded on the OTC. The company’s shares may never be quoted on the OTC listed on an exchange.

The OTC is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC. Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC has no listing standards.

Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker. Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

Haddan & Zepfel LLP, Newport Beach, California, will pass upon the validity of the securities offered in this Prospectus.

EXPERTS

The financial statements included in this Prospectus for the period from inception (March 29, 2023) to April 30, 2023 have been audited by Mac Accounting Group & CPAs, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in IMA Tech.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC- 0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this Prospectus. This Prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to in this Prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

IMA TECH

Audited Financial Statements

From Inception on March 29, 2023 through April 30, 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of

IMA Tech

Opinion on the Financial Statements

We have audited the accompanying balance sheet of IMA Tech as of April 30, 2023 and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the period from inception on March 29, 2023 through April 30, 2023 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of IMA Tech as of April 30, 2023, and the results of its operations and its cash flows for the period from inception on March 29, 2023 through April 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity not yet commenced operations or generated any revenue and has incurred a net loss from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to IMA Tech in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. IMA Tech is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Mac Accounting Group & CPAs, LLP

We have served as IMA Tech’s auditor since 2023.

Midvale, Utah

July 17, 2023

IMA TECH

BALANCE SHEET

April 30, 2023
ASSETS
Current Assets

Сash	$16,000

Total Current Assets	16,000
Other Assets
Intangible Assets	13,400
Total Other Assets	13,400
TOTAL ASSETS	$29,400
LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities

Accounts Payable	$13,400
Loan from Related Parties	12,031

Total Current Liabilities	25,431
Total Liabilities	25,431
Stockholders’ Equity (Deficit)
Common Stock	4,000
Net Loss	(31)
Total Stockholders’ Equity (Deficit)	3,969
TOTAL LIABILITIES & STOCKHOLDER`S EQUITY (DEFICIT)	$29,400

The accompanying notes are an integral part of these financial statements.

IMA TECH

STATEMENT OF OPERATIONS

From Inception on March 29, 2023 through April 30, 2023
Revenue	$-

Operating Expenses
Bank Service Charges	31
Total operating expenses	31
Net Loss from Operations	(31)
Other Income	-
Provision for Income Taxes	-
Net Loss	$(31)

Loss per common share – Basic & Diluted	$-

Weighted Average Number of Common Shares Outstanding-Basic & Diluted	4,000,000

The accompanying notes are an integral part of these financial statements.

IMA TECH

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Additional Paid-in- Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount

Balance as of March 29, 2023 (inception)	-	$-	$-	$-	$-
Shares issued for cash	4,000,000	4,000			4,000
Net Loss	-	-	-	(31)	(31)
Balance as of April 30, 2023	4,000,000	$4,000	$-	$(31)	$3,969

The accompanying notes are an integral part of these financial statements.

IMA TECH

STATEMENTS OF CASH FLOWS

From Inception on March 29, 2023 through April 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(31)
Adjustments to reconcile Net Loss to net cash provided by operations:
Accounts Payable	(13,400)
Net cash used in Operating Activities	(13,369)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Intangible Assets	(13,400)
Net cash used in Investing Activities	(13,400)
CASH FLOWS FINANCING ACTIVITIES
Capital Stock	4,000
Director's Loan	12,031
Net cash provided by from Financing Activities	16,031
Net cash increase for period	16,000
Cash at beginning of period	-
Cash at end of period	$16,000

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$-
Income Taxes	$-

The accompanying notes are an integral part of these financial statements.

IMA TECH

NOTES TO THE FINANCIAL STATEMENTS

As of April 30, 2023

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

IMA Tech (“the Company”) was incorporated under the laws of the State of Wyoming, U.S. on March 29, 2023 (Inception). IMA Tech is to provide customers with a more immersive experience by simplifying the process of fulfilling their requests using AI-driven avatars.

NOTE 2 - GOING CONCERN

The financial statements were prepared on a going concern basis that the Company will be able to settle its obligations and make use of its assets in the ordinary course of business in the foreseeable future. However, IMA Tech has not yet commenced operations or generated any revenue and has incurred a cumulative loss of $31 since its inception (March 29, 2023) through April 30, 2023, and further losses are anticipated in the development of its business. As a result, there is substantial doubt about the Company's ability to operate as a going concern.

The Company's capacity to operate as a going concern is reliant on its ability to generate profitable operations in the future and/or secure the required funding to meet its obligations and settle liabilities resulting from standard business operations when they become due. Management plans to finance operational expenses for the next twelve months by using available cash on hand, as well as loans from directors and/or a private offering of Common Stock.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted an April 30 fiscal year-end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent that the funds are not being held for investment purposes. As of April 30, 2023, our cash balance was $16,000.

Intangible Assets

The company recognizes and discloses certain intangible assets in its financial statements, in accordance with ASC Subtopic 350-40, Internal-Use Software-Computer Software Developed or Obtained for Internal Use, and ASC Subtopic 360-10. ASC 350-40-15-2A describes internal-use software as having both of the following characteristics:

a. The software is acquired, internally developed, or modified solely to meet the entity’s internal needs.

b. During the software’s development or modification, no substantive plan exists or is being developed to market the software externally.

ASC Subtopic 350-40 requires assets to be recorded at the cost to develop the asset and requires an intangible asset to be amortized over its useful life

We have accounted for capitalized expenses related to the development of our website, totaling $13,400. These costs are being amortized over a period of 5 years, resulting in an annual amortization expense of $2,680. For the year ended April 30, 2023, we recorded amortization expenses of $0 as the website was completed on April 28, 2023.

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value.  The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3:  defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's loan from shareholder approximates fair value due to their short-term maturity.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 606, "Revenue from Contracts with Customers" ("ASC-606"). ASC 606 directs entities to recognize revenue when the promised goods or services are transferred to the customer. The amount of revenue recognized should equal the total consideration an entity expects to receive in return for the goods or services. The Financial Accounting Standards Board (FASB) created a five-step approach that entities should apply when determining the amount and timing of revenue recognition:

Step 1: Identify the contract with a customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

Basic Income (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to Common Stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period presented.

Recent Accounting Pronouncements

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and does not believe any of these pronouncements will have a material impact on the Company.

NOTE 4 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.  On April 27, 2023, the Company issued 4,000,000 shares of its Common Stock at $0.001 per share for total proceeds of $4,000.  As of April 30, 2023, the Company had 4,000,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

To support the Company's financial needs, it may obtain advances from related parties until such time that it can sustain its operations or secure sufficient funding through the sale of its equity or traditional debt financing. Shareholders have not made a written commitment for continued support, and the amounts involved represent advances or payments made to settle liabilities or pay for operations.

As of April 30, 2023, the CEO and sole director of the Company advanced $12,031 to the Company. This loan is for advances up to $90,000 is for working capital purposes and is unsecured, interest-free, and has no fixed payment terms other than the maturity date of March 29, 2028.

On April 27, 2023, the Company issued 4,000,000 shares of its Common Stock at $0.001 per share for total proceeds of $4,000 received from its CEO and sole director.

NOTE 6- COMMITMENTS AND CONTINGENCIES

Litigation

The Company was not subject to any legal proceedings from the period March 29, 2023 (Inception) to April 30, 2023, and no legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has evaluated subsequent events from April 30, 2023 through July 17, 2023, the date the financial statements were issued, and has determined that there are no items to disclose.

IMA TECH

Unaudited Financial Statements

As of July 31, 2023

IMA TECH

BALANCE SHEET

	July 31, 2023 (unaudited)	April 30, 2023
ASSETS
Current Assets

Сash	$465	$16,000
Total Current Assets	465	16,000
Other Assets
Intangible Assets, net	12,730	13,400
Total Other Assets	12,730	13,400
TOTAL ASSETS	$13,195	$29,400
LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities

Accounts Payable	$-	$13,400
Loan from Related Parties	18,945	12,031

Total Current Liabilities	18,945	25,431
Total Liabilities	18,945	25,431
Stockholders’ Equity (Deficit)
Common Stock, $0.001 par value, 75,000,000 shares authorized, 4,000,000 shares issued and outstanding as of July 31, 2023 and April 30, 2023	4,000	4,000
Accumulated Deficit	(9,750)	(31)
Total Stockholders’ Equity (Deficit)	(5,750)	3,969
TOTAL LIABILITIES & STOCKHOLDER`S EQUITY (DEFICIT)	$13,195	$29,400

The accompanying notes are an integral part of these financial statements.

F-1

IMA TECH

STATEMENT OF OPERATIONS

(Unaudited)

Three months ended July 31, 2023
Revenue	$-

Operating Expenses
Bank Service Charges	16
Professional Fees	9,033
Accumulated Depreciation	670
Total operating expenses	(9,719)

Net Loss from Operations	(9,719)

Provision for Income Taxes	-

Net Loss	$(9,719)

Loss per common share – Basic & Diluted	$-

Weighted Average Number of Common Shares Outstanding-Basic & Diluted	4,000,000

The accompanying notes are an integral part of these financial statements.

F-2

IMA TECH

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE THREE MONTHS ENDED JULY 31, 2023

(Unaudited)

	Common Stock		Additional Paid-in- Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount

Balance as of April 30, 2023	4,000,000	$4,000	$-	$(31)	$3,969
Net Loss for the three months ended July 31, 2023	-	-	-	(9,719)	(9,719)
Balance as of July 31, 2023	4,000,000	$4,000	$-	$(9,750)	$(5,750)

The accompanying notes are an integral part of these financial statements.

F-3

IMA TECH

STATEMENTS OF CASH FLOWS

(Unaudited)

Three months ended July 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(9,719)
Adjustments to reconcile Net Loss to net cash provided by operations:
Amortization expense	670
Accounts Payable	(13,400)
Net cash used in Operating Activities	(22,449)
CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in Investing Activities	-
CASH FLOWS FINANCING ACTIVITIES
Director's Loan	6,914
Net cash provided by from Financing Activities	6,914
Net cash increase for period	15,535
Cash at beginning of period	16,000
Cash at end of period	$465

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$-
Income Taxes	$-

The accompanying notes are an integral part of these financial statements

F-4

IMA TECH

NOTES TO THE FINANCIAL STATEMENTS

As of July 31, 2023

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

IMA Tech (“the Company”) was incorporated under the laws of the State of Wyoming, U.S. on March 29, 2023 (Inception). IMA Tech is to provide customers with a more immersive experience by simplifying the process of fulfilling their requests using AI-driven avatars.

NOTE 2 - GOING CONCERN

The financial statements were prepared on a going concern basis that the Company will be able to settle its obligations and make use of its assets in the ordinary course of business in the foreseeable future. However, IMA Tech has not yet commenced operations or generated any revenue and has incurred a net loss of $9,719 for the three months ended July 31, 2023, is reporting an accumulated deficit since inception of $9,750 as of July 31, 2023, and further losses are anticipated in the development of its business. As a result, there is substantial doubt about the Company's ability to operate as a going concern.

The Company's capacity to operate as a going concern is reliant on its ability to generate profitable operations in the future and/or secure the required funding to meet its obligations and settle liabilities resulting from standard business operations when they become due. Management plans to finance operational expenses for the next twelve months by using available cash on hand, as well as loans from directors and/or a private offering of Common Stock.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The unaudited condensed interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period. They do not include all of the information and footnotes required by GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company’s audited financial statements and notes for the year ended April 30, 2023.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted an April 30 fiscal year-end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent that the funds are not being held for investment purposes. As of July 31, 2023, our cash balance was $465 and we had no cash equivalents.

Intangible Assets

The Company recognizes and discloses certain intangible assets in its financial statements, in accordance with ASC Subtopic 350-40, Internal-Use Software-Computer Software Developed or Obtained for Internal Use, and ASC Subtopic 360-10. ASC 350-40-15-2A describes internal-use software as having both of the following characteristics:

a. The software is acquired, internally developed, or modified solely to meet the entity’s internal needs.

b. During the software’s development or modification, no substantive plan exists or is being developed to market the software externally.

ASC Subtopic 350-40 requires assets to be recorded at the cost to develop the asset and requires an intangible asset to be amortized over its useful life

We have accounted for capitalized expenses related to the development of our website, totaling $13,400. These costs are being amortized over a period of 5 years, resulting in an annual amortization expense of $2,680. For the three months ended July 31, 2023, we recorded amortization expenses of $670.

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value.  The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3:  defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's loan from shareholder approximates fair value due to their short-term maturity.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 606, "Revenue from Contracts with Customers" ("ASC-606"). ASC 606 directs entities to recognize revenue when the promised goods or services are transferred to the customer. The amount of revenue recognized should equal the total consideration an entity expects to receive in return for the goods or services. The Financial Accounting Standards Board (FASB) created a five-step approach that entities should apply when determining the amount and timing of revenue recognition:

Step 1: Identify the contract with a customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

Basic Income (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to Common Stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period presented.

Recent Accounting Pronouncements

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and does not believe any of these pronouncements will have a material impact on the Company.

NOTE 4 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.  On April 27, 2023, the Company issued 4,000,000 shares of its Common Stock at $0.001 per share for total proceeds of $4,000.  As of July 31, 2023, the Company had 4,000,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

To support the Company's financial needs, it may obtain advances from related parties until such time that it can sustain its operations or secure sufficient funding through the sale of its equity or traditional debt financing. Shareholders or directors have not made a written commitment for continued support, and the amounts involved represent advances or payments made to settle liabilities or pay for operations.

As of July 31, 2023, the CEO and sole director of the Company had advanced $18,945 to the Company, of which $6,914 was advanced during the three months ended July 31, 2023 under a loan agreement dated March 29, 2023. This loan is for advances up to $90,000 and is for working capital purposes, is unsecured, interest-free, and has no fixed payment terms other than the maturity date of March 29, 2028.

On April 27, 2023, the Company issued 4,000,000 shares of its Common Stock at $0.001 per share for total proceeds of $4,000 received from its CEO and sole director.

NOTE 6- COMMITMENTS AND CONTINGENCIES

Litigation

The Company was not subject to any legal proceedings from the period March 29, 2023 (Inception) to July 31, 2023, and no legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has evaluated subsequent events from April 30, 2023 through September 11, 2023, the date the financial statements were issued, and has determined that there are no items to disclose.

F-5

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration Fee	$14
Legal Fees and Expenses	$1,500
Accounting Fees and Expenses*	$8,500
EDGAR Fees	$1,000
Transfer Agent Fees	$1,000
Miscellaneous*	$400
Total	$12,414

* Estimated

The Issuer will pay all fees and expenses associated with this offering.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Wyoming Revised Statutes and by our Bylaws.

Under the Wyoming Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his conduct was lawful or no reasonable cause to believe that his conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our president and director to the fullest extent not prohibited by Wyoming law; provided, however, that we may modify the extent of such indemnification by individual contracts with our president and director; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification:

(a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Wyoming law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Liliia Havrykh	April 27, 2023	4,000,000	$4,000

Item 16. Exhibits

Exhibit Number	Exhibit Description
3.1*	Articles of Incorporation of IMA Tech dated March 29, 2023
3.2*	Bylaws dated March 29, 2023
5.1*	Opinion of Counsel
23.1	Consent of Auditor
10.1**	Loan Agreement dated March 29, 2023
10.2**	Agreement of Intent
99.1*	Subscription Agreement

*- previously filed on July 17, 2023

**- previously filed on September 11, 2023

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

  To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)             Include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
2.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

3.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized at 34 N Franklin Ave 687, Pinedale, WY 82941, USA on October 27, 2023.

IMA Tech

By: /s/ Liliia Havrykh

Liliia Havrykh, President, Secretary, Treasurer, CEO, Principal Executive Officer, Principal Financial and Accounting Officer, Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on October 27, 2023.

IMA Tech

By: /s/ Liliia Havrykh

Liliia Havrykh, President, Secretary, Treasurer, CEO, Principal Executive Officer, Principal Financial and Accounting Officer, Director